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                                                                    EXHIBIT 99.1


(INTEGRATED ELECTRICAL SERVICES LOGO)                               NEWS RELEASE


FOR IMMEDIATE RELEASE            Contacts:  H. Roddy Allen, CEO
                                            Integrated Electrical Services, Inc.
                                            713-860-1500

                                            Ken Dennard/ksdennard@drg-e.com
                                            Karen Roan/kcroan@drg-e.com
                                            DRG&E/713-529-6600


Integrated Electrical Services Provides Status of SEC Filings, Updates Fiscal Fourth Quarter Outlook and Announces Strategic Realignment

HOUSTON -- OCTOBER 28, 2004 -- Integrated Electrical Services, Inc. (NYSE: IES) today announced:

    o It expects to file third quarter and year-end financial results on or before December 14

    o It expects to report a loss in the fourth quarter but expects to be profitable for the year excluding the accrual for a previously announced verdict, any goodwill impairment, and any additional tax valuation allowances established

    o   It plans to divest underperforming entities

    o Its internal and independent external reviews are substantially completed

    o It is seeking an amendment or waiver to its senior secured credit facility

STATUS OF SEC FILINGS AND ANNUAL EXTERNAL AUDIT

         IES expects to file its third quarter 10-Q and to file its year-end financial results on form 10-K with the Securities and Exchange Commission in a timely manner on or before December 14, 2004. The company's auditors are currently performing their year-end audit procedures.

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FOURTH QUARTER OUTLOOK

         Roddy Allen, IES' CEO, stated, "IES expects to report a net loss for the fourth quarter ended September 30, 2004. Included in this expected loss are additional legal, audit and corporate expenses related to the delay of IES' third quarter earnings, as well as severance costs and the adjustment of inventory carrying values at certain locations. IES also continued to experience margin pressure on fixed price contracts as a result of the ongoing volatility in copper, steel and fuel prices. Additionally, disruptions to our business as a result of the delayed filing of the company's third quarter financial results and the underperformance of some of our subsidiaries impacted financial performance.

         "Although we had no financial guidance in effect, we indicated on August 13, 2004 that we expected the fourth quarter and full fiscal year to be profitable. We still expect to report positive earnings for the full year prior to (i) any goodwill impairment charge resulting from the sale of assets (ii) any additional tax valuation allowances established or (iii) an accrual for the previously announced verdict returned against the company in a lawsuit in Harris County, Texas. On October 18, the parties in that lawsuit were directed to mediation by the judge presiding over the case, and to date, no judgment has been entered in that case."

STRATEGIC REALIGNMENT

         As part of a continuing strategic review of all its business units and processes, the company has evaluated individual business unit performance measures including: consistency of profitability; return on capital; percentage of bonded work; and market and execution risk. As a result, a number of commercial businesses have been identified for sale. Discussions have begun with potential buyers.

         Mr. Allen stated, "During the review of our nationwide operations, we identified several businesses for sale, representing approximately $289 million in aggregate revenues and approximately $13.1 million in total operating losses in fiscal 2004. Over the last several years, IES has focused primarily on growing the company, further expanding its national footprint and


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being well positioned for the expected upturn in commercial and industrial construction spending. While those growth efforts have been successful in many of our subsidiaries, the performance of some subsidiaries prevented that success from being realized on a company-wide basis.

         "We believe IES will be a more profitable entity that can generate a higher return on capital for investors after we divest those businesses that do not meet acceptable standards for future cash flows and return on invested capital. IES will provide an update on this process as we move forward with specific transactions," added Allen.

STATUS OF INTERNAL AND INDEPENDENT EXTERNAL REVIEWS

         The internal and independent external reviews discussed in an August 13, 2004 press release have been substantially completed. The reviews concluded that the issues previously announced at two subsidiaries were not widespread. Nonetheless, the company has decided to modify its processes and control functions throughout all of its business units to improve its controls and accountability and to address material weaknesses. Among the changes, regional controllers now report directly to IES' chief accounting officer, and IES has implemented new training programs for employees responsible for financial reporting. IES believes these changes allow it to better enforce controls and identify potential issues more quickly in the future.

SEEKS AMENDMENT TO SENIOR SECURED CREDIT FACILITY

         IES believes that the expected fourth quarter results, the planned divestitures, and other matters described in this press release will require an amendment to its existing credit facility. Accordingly, it has begun preliminary discussions with its lender group in that regard. The company believes that it will be able to obtain the appropriate amendments or waivers.

         Integrated Electrical Services, Inc. is the leading national provider of electrical solutions to the commercial and industrial, residential and service markets. The company offers electrical


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system design and installation, contract maintenance and service to large and small customers, including general contractors, developers and corporations of all sizes.



This press release includes certain statements, including statements relating to the Company's expectations of its future operating results that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially from those set forth in the statements. Such risks and uncertainties include, but are not limited to, the inherent uncertainties relating to estimating future results, potential consequences of late filing of the Company's quarterly report on Form 10-Q/10-K and associated defaults under the Company's debt and financial covenants, potential difficulty in addressing material weaknesses in the Company's accounting systems that have been identified to the Company by its independent auditors, the possible need for a restatement of prior year periods if amounts are determined to be material, the size of a recent verdict may result in a default under the Company's credit facility and senior subordinated notes, the potential inability to obtain waivers from its credit facility participants and senior subordinated note holders it could have a material adverse impact on the Company's financial position, results of operations or cash flows, potential limitations on access to the line under the credit facility, litigation and appellate risks and uncertainties, inability to provide a bond to avoid execution on any judgment entered, the recent verdict could increase customers' demand for surety bonding, fluctuations in operating results because of downturns in levels of construction, incorrect estimates used in entering into and executing contracts, difficulty in managing the operation of existing entities, the high level of competition in the construction industry, changes in interest rates, general level of the economy, increases in the level of competition from other major electrical contractors, increases in costs of labor, steel, copper and gasoline, availability and costs of obtaining surety bonds required for certain projects, inability to reach agreement with its surety bonding company to provide sufficient bonding capacity, loss of key personnel, difficulty in integrating new types of work into existing subsidiaries, errors in estimating revenues and percentage of completion on contracts, and weather and seasonality. The foregoing and other factors are discussed and should be reviewed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended September 30, 2003.


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